ANNUAL SERVICING CERTIFICATION
PNC MORTGAGE CORP. OF AMERICA
75 NORTH FAIRWAY DRIVE
VERNON HILLS, ILLINOIS 60061


FISCAL YEAR ENDING: December 31, 1998

*Principal Officers:

Sy Naqvi            President
George M. Wessel    Senior Vice President




*Contacts:

Servicing Manager:                  George Wessel             (502) 581-7177
Customer Services Manager:          Chuck Hoeeker             (847) 549-3131
Investor Services Manager:          Barbara Campbell          (847) 549-3107
Portfolio Management Manager:       Ellen Peterson            (847) 549-3353

*Custodial Depository:

PNC Bank, N.A.
2 PNC Plaza
620 Liberty Avenue
Pittsburgh, PA 15222

*Total Servicing Portfolio at Fiscal Year-End:
Number of Loans: 614,671
Unpaid Principal Balance: $56,603,071.21.

*Breakdown of Portfolio:



 Investor         Loans                        Outstanding Principal
                                                   (rounded)
FHLMC             188,784                       $17,105,268,512
FNMA              157,301                       $12,390,421,365
GNMA               89,025                       $ 6,752,032,974
Privates           77,201                       $ 6,013,477,915
Affiliates         89,313                       $12,686,162,714
Portfolio          13,047                       $ 1,655,707,731

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*Individual Investor Delinquencies are reported to each investor on a monthly basis or as requested.

*Fidelity Bond

Insurer: Federal Insurance Company and Other Insurers
Policy Number: 7022-95-53
Coverage Amount: $300,000,000
Deductible: $50,000
Expiration: 12/01/2000

(Original certificate is forwarded directly to you from our broker. Copy is attached.)

*Errors & Omissions

Insurer: Lexington Ins. Co. & Federal Ins. Co. and Continental Casualty Co. Policy Numbers: 853-56-04, 3530-52-12, 169635523 & 3532-22-25
Coverage Amount: $45,000,000
Deductible: $1,000
Expiration: 06/30/2000

(Original certificate is forwarded directly to you from our broker. Copy is attached.)

*We hereby certify that, to the best of our knowledge, we are in compliance with all terms, conditions and requirements of our Servicing Agreement, Commitment Letters and any amendments thereto as well as government agencies, federal, state and local law and specifically certify to the following:

All loans have hazard insurance policies (fire and extended coverage and flood if required) in force and at sufficient amounts to protect the investor's interest. Such policies satisfy FNMA/FHLMC requirements for financial stability of insurer and all mortgagee clauses include "Its successors and/or its assigns."

*If applicable, all FHA and private mortgage insurance premiums have been paid and coverages are in full force and effect.

*Allreal estate taxes and lienable assessments have been paid in order to protect the interest and first lien position of the investor.

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*If an escrow account for taxes and/or insurance exists, the accounts are analyzed on an annual basis so as to eliminate deficiencies or overages and accounts are handled in accordance with RESPA requirements.

*All property inspections have been performed as required in order to satisfy our servicing agreement, FHA/VA, FNMA and FHLMC requirements.

*We are in compliance with Internal Revenue Service tax information reporting requirements including 1099INT, 1099A, 1099MISC, 1099C and 1098 Mortgage Interest Statements. Such statements were delivered to customers by January 31, 1999 and reported to IRS by February 28, 1999.

*All accounts with missing social security numbers and all interest on escrow accounts requiring W-9 certification were solicited during 1998.

*Interest on escrow accounts was properly accrued and credited in accordance with individual state law.

*All  Adjustable  Rate  Mortgages  with  scheduled  rate  changes  were  made in
accordance   with  the  original  note  and  satisfied   applicable  law  and/or
regulations.

*We are in compliance with individual state licensing laws and requirements, where required, for the states in which we do business.

*With respect to commercial loans, if any, we certify full compliance with UCC filing requirements.

*We maintain a Business Continuation Plan in order to 'minimize financial loss and to ensure timely resumption of operations in the event of a disaster as required by federal regulation.

*Our auditors subscribe to the Mortgage Bankers Uniform Single Audit Program and their certification letter is enclosed with our financial statements.

*Our audited financial statements are included with this certification.

We hereby agree to indemnify the investor for any loss occasioned by our failure to provide written notice of any exception to this certification.

PNC Mortgage Corp. of  America
Barbara A. Campbell, Vice President

Date: March 31, 1999

Enclosures:

Financial Statements
Independent Auditors Report
Mortgage Bankers Uniform Single Audit Certification

Attachment: Copy of Errors and Omissions Certificate and Fidelity Bond
Certificate

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